Exhibit 2

EXECUTIVE OFFICERS, DIRECTORS AND
CONTROL PERSONS OF THE REPORTING PERSONS

Name and Address	Present Principal Occupation and Employment

Argyle Street Management Limited -Unit 601-2, 6th Floor, St. George’s Building, 2 Ice House Street, Central, HK

Kin Chan	Chief Investment Officer and Partner

V Nee Yeh	Chairman, Non Executive Director

Angie Li Yick Yee	Partner

Li Kwok Sing	Director

ASM Connaught House General Partner Limited — c/o Unit 601-2, 6th Floor, St. George’s Building, 2 Ice House Street, Central, HK

Kin Chan	Director

Christian Jason Chan	Director

Richard A. Gadbois	Director

Viroj Tangjetanaporn	Director

ASM Connaught House General Partner II Limited — c/o Unit 601-2, 6th Floor, St. George’s Building, 2 Ice House Street, Central, HK

Kin Chan	Director

Viroj Tangjetanaporn	Director

Allen Ya-Lun Wang	Director

ASM Co-Investment Term Trust I — c/o Unit 601-2, 6th Floor, St. George’s Building, 2 Ice House Street, Central, HK

Kin Chan	Director

Christian Jason Chan	Director

Richard A. Gadbois	Director